CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-97803 and 033-65413) pertaining to Coca-Cola Enterprises Inc. Savings and Investment Plan for Certain Bargaining Employees of our report dated June 25, 2009, with respect  to  the  financial  statements  and  supplemental schedule of the Coca-Cola Enterprises Savings and Investment Plan for Certain Bargaining Employees’  included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/S/ BANK, FINLEY, WHITE & CO.

June 25, 2009
College Park, Georgia